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                                                                      Exhibit 21

                       Subsidiaries of Acterna Corporation

Name of Parent or Subsidiary Organization*  State or Other Jurisdiction
------------------------------------------  ---------------------------

Acterna Corporation (Parent) ......................  Delaware
Acterna LLC .......................................  Delaware
AIRSHOW, Incorporated .............................  Delaware
daVinci Systems, Inc ..............................  Delaware
Itronix Corporation ...............................  Delaware
TTC International Holdings, Inc. ..................  Delaware
Applied Digital Access, Inc .......................  Delaware
Acterna Argentina SA ..............................  Argentina
Acterna Asia Pacific Pty ..........................  Australia
Acterna Do Brasil Ltda ............................  Brazil
Acterna Canada Ltd. ...............................  Canada
Acterna Corporation Ltd ...........................  England
Acterna Plymouth Ltd. .............................  England
Itronix UK, Ltd. ..................................  England
Acterna France, S.A.R.L. ..........................  France
TTC Telecommunications France SARL ................  France
Acterna Optical S.A.S .............................  France
Acterna Deutschland, GMBH .........................  Germany
Acterna Eningen, GMBH .............................  Germany
Acterna Munchen GMBH ..............................  Germany
Acterna International GMBH ........................  Germany
Acterna Holdings, Ltd. ............................  Guernsey, Channel Islands
Acterna Investments, Ltd. .........................  Guernsey, Channel Islands
Acterna Italia SRL ................................  Italy
Acterna Japan K.K. ................................  Japan
Acterna R&D Japan, K.K. ...........................  Japan
Acterna de Mexico SA de CV ........................  Mexico
Wandel & Goltermann Telektronik BV ................  Netherlands
Acterna Espana S.A. ...............................  Spain
Acterna Nordic AB .................................  Sweden
Acterna Schweiz AG ................................  Switzerland
Acterna Zurich, S.A. ..............................  Switzerland


*Excludes nonmaterial subsidiaries.